SCHEDULE 14C
 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
    Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement   [ ] Confidential, for use of the
[X] Definitive Information Statement         Commission only

                           Cala Corporation
             -------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)  Title of each class of securities to which transaction applies:

 2)  Aggregate number of securities to which transaction applies:

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  4)  Proposed maximum aggregate value of transaction:


  5)  Total fee paid:


[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:


2) Form, Schedule or Registration Statement No


3) Filing Party


4) Date Filed:



                                CALA CORPORATION
                                  13 Main Street
                           Titusville, Florida 32796





September 5, 2006


To the Shareholders of Cala Corporation:


The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Cala Corporation have given their written consent to the following resolutions.

1. To appoint 3 directors to serve until the next term or until their successors are duly qualified.

3. To approve an increase in the number of outstanding shares of common stock from 200 million to 400 million, to retire outstanding debt along with continuing expenditures in the operations of the company and for development of the Undersea Resort. The proposal is also necessary for ongoing deiscussions regarding financing options with investment banking firms.

We anticipate that this Information Statement will be mailed on September 13, 2006 to shareholders of record. On or after October
13, 2006 the above resolutions will go into effect.


 WE ARE NOT ASKING YOU FOR A PROXY.
 YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is requiered by you. the accompanying information statement is furnished only inform our stockholders of the actions described above before they take place in accordance with Rule 14c 2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about September, 13, 2006

                                          /s/ Joseph Cala
                                         Chairman of the Board &
                                         CEO



                     CALA CORPORATION
                      13 Main Street
                  Titusville, Florida 32796



GENERAL INFORMATION

	We determined the shareholders of record for purposes of this shareholder action at the close of business on September 12, 2006 (the "Record Date"). On the Record Date, Cala Corporation had outstanding 197,283,396 million shares of common stock with $.05 par value, each of which is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

	The following table lists the names and addresses of the only shareholders known by Cala Corporation to have owned beneficially more than five percent of Cala Corporations common stock outstanding on September 12, 2006, the number of shares they beneficially own, and the percentage of outstanding shares such ownership represents.
Such shareholders have sole voting and dispositive power over shares they beneficially own.


Name and Address		Amount of		Percent of
of Beneficial Owner	  Beneficial Ownership           Class

Joseph Cala		  99,042,405 Restricted	          50.04%
13 Main St
Titusville, Fl
32796




Appointment of Directors:

The appointments of the Board of Directors are the three persons named below. One of the appointments, Joseph Cala, is currently a member of the Board of Directors. The Board has reviewed each of its appointments and has determined that all directors, with the exception of Joseph Cala, who is the Chief Executive Officer of Cala Corporation, are independent under NASDAQ rules.


     The following sets forth the name and principal occupation of each person nominated or appopinted by the Cala Corporation board, their positions with Cala Corporation and business experience during at least the last five years.

Principal occupation, information as to other positions with Cala
Corporation,

Name                   Director and Directorship

Joseph Cala is the founder,
Chairman and CEO of Cala Corporation, dba UnderSea Resort and Cala Dining. Mr. Cala is also the co owner of Hydrogen Future Company, which has developed innovative refueling stations for hydrogen fuel cell cars. This technology can also be used on board the UnderSea. He has been involved with numerous global investment and equity owners such as the Mitsui Trust & Fudusan of Tokyo, Blackstone Group, Helekulani Resort of Honolulu, Industrial Bank of Japan, Grand Wailea Resort of Maui, and Mellon Mortgage & Investment of Los Angeles. Mr. Cala was also a personal advisor to the founder of Sony, Mr. Morita. Due to his international upbringing and education, Mr. Cala speaks over six foreign languages.


Michael Chevalier is a developer in Palm Spring, California. In addition, he works as an Engineer for the California rail road system. Mr. Chevalier has been involved with the development of a unique home design that consists of pre-fabricated material being used in custom made buildings. Mr. Chevalier is a teacher of how to build your dream home at a minimum cost, to first time home buyers.



Larry S. Pfautsch is Vice President of Corporate Communications for American Century Investments, a $100 billion asset manager based in Kansas City, Mo. Previously, Mr. Pfautsch was a Partner and Senior Vice President with the international communications and public relations firm of Fleishman Hillard, Inc., where he was a member of the financial communications, investor relations, and corporate reputation management practice groups. He began his career as a newspaper reporter and editor and later worked in corporate communications for a major building materials retailer. He is a U.S. Army veteran a longtime member of the International Association of Business Communicators.





PROPOSAL TO INCREASE THE NUMBER OF OUTSTANDING SHARES

The number of outstanding shares will be increased to 400 million.
This increase is proposed in order to retire outstanding debt as well as for continued expenditures in the operations of the company and for development of the Undersea Resort. The proposal is also necessary for ongoing discussions regarding financing options with investment banking firms. Following is the break down by category of outstanding debt that will be retired with the payment of shares:

                                                  Date         Amount               Shares

Accrued salary for Joseph Cala through          8/31/06     $  298,150           14,907,500
Salary for Raymond Francis                      8/31/06     $  250,000            5,566,667
Outside Service for Sue Shatanof                8/31/06     $   24,000              800,000
Outside service for Jose Luis Mata              8/31/06     $    5,000              100,000
Outside service for Lloyd Jewel                 8/31/06     $    5,000              100,000
Andres and Ignancio Silva                       8/31/06     $    5,000              100,000
Michael Chevalier                               8/31/06     $    5,000              100,000
Stodga                                          8/31/06     $   88,000            1,760,000
David Nichols                                   8/31/06     $    5,000              100,000




CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

	The Board of Directors held three meetings during 2005.
All directors were present for 75 percent or more of the total number of meetings of the Board of Directors.



EXECUTIVE COMPENSATION

	The following table discloses, for the years ending
December 31, 2005 and 2006, certain compensation paid to Cala Corporations Chief Executive Officer, whose total compensation in 2005 and 2006 exceeds $300,000.00. No other executive officer of Cala Corporation earned more than $250,000.00 during the fiscal years ended
December 31, 2005 and 2006.


Name and position	Year	Salary	 Restricted Stock Awards   Compensation

Joseph Cala		2005   $300,000	         None                $300,000
CEO and Chairman	2006   $300,000	         None		     $300,000
of the Board









CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

	Security Ownership of Directors and Executive Officers. The following table shows the number of shares of Cala Corporation common stock beneficially owned as of September 12, 2006 by each director and nominee, by each executive officer and, if at least one-tenth of one percent, the percentage of outstanding shares such ownership represents. Except as indicated, directors, nominees and executive officers have sole voting and dispositive power over shares they beneficially own.





Name		Amount of Beneficial Ownership	Percent of class

Joseph Cala         99,042,405 Restricted	     50.04%

Michael Chevalier            0

Larry Pfautsch       3,000,000 Restricted             .015%




EXECUTIVE CODE OF ETHICS

	As members of the management team of Cala Corporation, we are uniquely capable and empowered to ensure that all shareholders interest are appropriately balanced, protected, and preserved. This code provides principles to which management is expected to adhere and advocate. They embody rules regarding individual and peer responsibilities, as well as responsibilities to employers, the public, and our shareholders.

All members of the management team of Cala Corporation will:

	1. Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.
	2. Provide information as appropriate to others that is accurate, complete, objective, relevant, timely, and understandable.
	3. Exert their best efforts to comply with rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.
	4. Act in good faith, responsibly, and with due care, competence, and diligence, without misrepresenting material facts or allowing one's independent judgment to be subordinated.
	5. Respect the confidentiality of information acquired in the course of ones work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of ones work will not be used for personal advantage.
	6. Share knowledge and maintain skills important and relevant to the needs of Cala Corporation and its stockholders.
	7. Proactively promote ethical behavior as a responsible partner among peers, in the work environment, and in the community.
	8. Achieve responsible use of and control over all assets and resources employed or entrusted.

	All members of the management team of Cala Corporation are accountable for adherence to this Code. In that regard, prompt internal reporting of violations of the Code should be made to the Company's Chief Executive Officer. Adopted by management of Cala Corporation on January 3, 2006,to be approved by the new Board of Directors.

	Section 16(a) Beneficial Ownership Reporting Compliance.
Section 16(a) of the Securities Exchange Act of 1934
(the Exchange Act) requires Cala Corporation's directors and executive officers, and person who own more than 10 percent of its common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Cala Corporation believes that during fiscal 2005, its directors and executive officers filed all reports required to be filed under
Section 16(a) on a timely basis.


OPTION/SAR GRANTS IN LAST FISCAL YEAR : Cala Corporation has no stock option program.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTS

	The independent public accounting firm utilized by Cala Corporation during the fiscal year ended December 31, 2005 was George Brenner, C.P.A. (the Auditors). We presently contemplate that the Auditors will be retained as our principal accounting firm throughout the fiscal year ending December 31, 2006. We anticipate that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement of the Auditors so desire.

ACQUISITONS AND MERGERS

The company has no plans to purchase or to merge with any other companies.

DILUTION

The Management feels that the additional shares will not delute the shareholders because the new issuances are restricted over two years while Mr. Calas shares are restricted for over three years. In additon, Mr. Cala can only sell 1% of the daily float.
Mr. Cala has never sold one share and he has no plans to sell any of his shares n the near future.


                                           /s/ Joseph Cala
                                           Chairman of the
                                           Board & CEO